Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the MIVA, Inc. 2006 Stock Award and Incentive Plan of our reports dated March 3, 2006, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of MIVA, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ BDO Seidman, LLP
Miami, Florida

September 19, 2006